UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2010
Date of Report (Date of earliest event reported)

BARK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark	DK-1100
(Address of principal executive offices)	(Zip Code)

+45 7026 9926
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01          Completion of Acquisition or Disposition of Assets.

Anaconda TV GmbH

We completed the acquisition of a 51% interest in Anaconda.tv GmbH, a television production company incorporated in Munich, Germany (“Anaconda”) effective March 31, 2010. The acquisition was completed pursuant to a share purchase agreement dated January 18, 2010 between Bark Corporation A/S, our wholly owned subsidiary, entered into a share purchase agreement (the “Share Purchase Agreement”) and Bark Holding Ltd. (“Bark Holding”). Under the terms of the Share Purchase Agreement, we agreed to purchase a 25.5% interest in the issued and outstanding share capital of Anaconda. The Share Purchase Agreement also included the grant by Bark Holding to Bark Corporation A/S of the option to purchase an additional 25.5% interest in Anaconda. We were entitled to exercise this option on or before March 31, 2010. We determined to exercise this option and completed the acquisition of the 51% interest in Anaconda effective March 31, 2010. As consideration for this acquisition, we have issued an aggregate of 14,000,000 shares of our common stock (the “Consideration Shares”). Of the Consideration Shares, 7,000,000 shares were issued to Mr. Jesper Svane, one of our principal shareholders, and 7,000,000 shares were issued to Mr. René Lauritsen, at the direction of Bark Holding. Bark Holding is a private corporation owned by Mr. Lauritsen and Mr. Svane, each of whom is the owner of more than 10% of our outstanding common stock.

Anaconda was founded by Mr. Matthias Lange, the minority shareholder of Anaconda, and two of the present major shareholders of Bark Group, Mr. Svane and Mr. Lauritsen. Mr. Svane and Mr. Lauritsen previously held 51% of Anaconda through Bark Holding. This interest has been transferred to us, with Mr. Lange holding the remaining 49% interest in Anaconda.

Anaconda is an international format and production company located in Germany that was pre-nominated as one of the runner ups for an OSCAR for one of its productions some years ago. The company produces TV formats for a number of TV stations in Germany and Europe, such as RTL, ZDF, as well as TV channels in the US, and specializes also in clipsshow as well as fiction and factual programs as well as the content for internet commercials. Anaconda’s staff consists of seven people and a number of freelancers depending on the scale of production. Anaconda’s headquarters are in Taufkirchen, a suburb to Munich, Germany. Due to the fact that approximately 70 % of Europe has broadband Internet coverage, Bark Group plans to use Anaconda’s capabilities for live production for their digital platform on the Internet as well as the production of commercials and product placement for television.

Item 3.02           Unregistered Sales of Equity Securities.

We have completed the following sales of equity securities in transactions that have not been registered under the Securities Act of 1933, as amended (the “Act”) and that have not been reported on our previously filed periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”):

Anaconda

We completed the issuance of an aggregate of 14,000,000 shares of our common stock which is based on a share price established via a fair value report at $0.1488 per share in connection with our acquisition of a 51% interest in Anaconda, as described under Item 2.01 of this Current Report on Form 8-K. We relied on Section 4(2) of the Act in completing the issuance of these shares based on the fact that Bark Holding is controlled by two of our shareholders who each own more than 10% of our outstanding shares. All certificates representing the shares were endorsed with restrictive legends under the Act.

Share Subscriptions

We have completed the following sales of common stock in private placement transactions:

Date of Completion of Sale	Number of Shares Sold	Number of Investors	Aggregate Consideration Paid by Investors
November 18, 2009	200,000	1	$20,000
December 28, 2009	386,847	1	$48,356
January 15, 2010	400,000	1	$60,000
February 15, 2010	1,656,660	20	$242,499
February 15, 2010	40,000	1	$5,000

All private placement offerings of shares (the “Shares”) were completed pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of these offerings. We completed the offerings of the Shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the Shares was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the Shares. Each investor represented to us that the investor was not a “U.S. person”, as defined in Regulation S, and was not acquiring the Shares for the account or benefit of a U.S. person. The subscription agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the subscription agreement for the Shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the Shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Secured Convertible Notes

Bark Group has issued the following 8% secured convertible notes (the “Notes”):

1.	$80,000 on March 8, 2010 (the “March 8 Notes”),

2.	$40,000 on March 30, 2010 (the “March 30 Notes”).

The Notes bear interest at the rate of 8% per annum. The March 8 Notes mature on December 9, 2010 and the March 30 Notes mature on December 31, 2010. The Notes are convertible into shares of common stock of the Company at a conversion price equal to the "market price" at the time of conversion, which "market price" will be calculated as the average of the three lowest "trading prices" for the Company's common stock during the ten day trading period prior to the date the conversion note is sent to the Company. The Notes also provide for adjustment to the Conversion price in the event of certain dilutive issuances and in the event of specified corporate transactions. The Company paid a fee of $3,500 in connection with the sale of the March 8 Notes and $3,000 in connection with the sale of the March 30 Notes. The Notes were issued in reliance of Rule 506 of Regulation D based on the representation of the investor that it is an "accredited investor" under Rule 501(a) of the Securities Act of 1933, as amended (the “1933 Act”). The Notes were endorsed with a legend confirming that they have been issued pursuant to an exemption from the registration requirements of the 1933 Act and may not be transferred in the absence of a registration statement under the 1933 Act or an exemption from the registration requirements of the 1933 Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK GROUP, INC.

Date: April 6, 2010	By: /s/ Bent Helvang
Name: Bent Helvang
Title: Chairman & Secretary